Exhibit 10.5

                             ATRIUM FINANCIAL CENTER
                                 LEASE AGREEMENT

      THIS LEASE, made and entered into this 28 day of October, 1991, by and between MASS MUTUAL LIFE INSURANCE CO. (the "Lessor") , whose address is 3475 Lenox Road, Suite 600, Atlanta, Ga. 30326, and EXPRESS FINANCIAL CORPORATION (the "Lessee") whose address is 1515 N. Federal Highway, Suite 107, Boca Raton, Florida 33432.

      WITNESSETH THAT:

      In consideration of the mutual promises, covenants and conditions herein contained, and the rent reserved by Lessor, to be paid by Lessee to Lessor, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor, that certain real property situated in Palm Beach County, Florida, hereinafter described, for the term and at the rentals and upon the terms and conditions hereinafter set forth.

      1. PREMISES. The real property (the "Premises") hereby leased, let and demised by Lessor unto Lessee, is Suite #107 (formerly known as Suite 100) located on the 1st floor of a four (4) story office building (the "Building") at 1515 North Federal Highway, Boca Raton, Florida 33432, known as Atrium Financial Center, and located as shown on Exhibit 1 hereto. The rentable square footage of the Premises is 3,503 square feet, which is the sum of the actual square footage plus fifteen percent (15%) of such square footage which is deemed to be allotted for hallways, elevators, stairways, toilets, electrical, janitorial and other such common areas. The location of the Premises within the Building is more particularly depicted in Exhibit 2 attached hereto.

      2. TERM. The term of this Lease, and the accrual of rents hereunder shall commence on the date (the "Commencement Date") hereinafter defined and shall extend to the 5th anniversary (the "Expiration Date") at 12:00 P.M. (midnight). The Commencement Date shall be April 1, 1992 as verified by an executed document which is a part of this Lease Agreement (Exhibit 3) attached hereto.

      3. RENT. Lessee agrees to pay Lessor, without demand, set off or deduction, a fixed annual minimum rent (the "Base Rent"), net for the first year of this Lease the total amount of $28,024.00 payable in equal monthly installments of $2,335.33 subject to upward adjustment commencing in the third
(3rd) Lease Year, for increases on an annual basis of CPI, maximum five percent (5%) per annum, plus one-twelfth (1/12) of the prorata share of the Building operating costs as it relates to the Premises in square foot cost annually over the life of this Lease. The total square footage of the leased area is approximately 3,503 square feet, which equals 3.85 percent of the leasable area in the Building (91,000 square feet). The Base Rent will not begin to accrue until the Commencement Date.

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            Each monthly installment of Base Rent shall be payable in advance on the first (1st) day of each calendar month of the term to Lessor c/o Peterson Management Company, Inc., P.O. Box 102228, Atlanta, Georgia 30368-0228, or at such other place Lessor may from time to time designate in writing. If the Commencement Date, as hereinabove defined, is not on the first (1st) day of a calendar month, Base Rent for the period beginning with and between the Commencement Date and the first (1st) day of the following month shall be apportioned on a per diem basis at the monthly rental rate hereinabove provided and shall be payable on the Commencement Date.

            In addition to the Rent hereinabove reserved, Lessee shall also pay the amount of any use or sales tax on rent imposed by the State of Florida and any Federal or local government, which taxes and other assessments shall be paid at the same time and in the same manner as each payment of rent. There shall be due with any payment of rent received after the fifth (5th) day of the month a late payment service charge equal to ten (10%) percent of the payment of rent.

            Lessee agrees that commencing at the beginning of the third (3rd) Lease Year, the Base Rent shall be adjusted for increases in the Consumer Price Index (CPI), however, any increase shall not exceed five percent (5%) per annum. Lessor and Lessee intend that the Base Rent, as adjusted from time to time as hereinabove provided, shall be paid to Lessor absolutely net, without notice or demand.

      4. ASSIGNMENT. Lessee shall not assign this Lease nor any rights hereunder, nor let or sublet all or any part of the Premises, nor suffer or permit any person or corporation to use any part of the Premises, without first obtaining the express written consent of Lessor which shall not be unreasonably withheld. Should Lessor consent to such assignment of this Lease, or to a sublease of all or any part of the Premises, Lessee does hereby guarantee payment of all rent herein reserved until the expiration of the term hereof and no failure of Lessor to promptly collect from any assignee or sublessee, or any extension of the time for payment of such rents, shall release or relive Lessee from its guaranty of obligation of payment of such rents.

      5. QUIET ENJOYMENT. Lessor covenants that so long as Lessee pays the rent reserved in this Lease and performs its agreements hereunder, Lessee shall have the right quietly to enjoy and use the Premises for the term hereof, subject only to the provisions of this Lease.

      6. USE. Lessee, its successors and assigns, shall use the Premises exclusively for the purpose of general office use and related activities and for no other use or purpose whatsoever. Lessee shall comply with all laws, ordinances, rules and regulations of applicable governmental authorities respecting the use, operation and activities of the Premise (including sidewalks, streets, approaches, drives, entrances and other Common


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Areas serving the Premises), and Lessee shall not make suffer or permit any unlawful, improper or offensive use of the Premises, or such other areas, or any part thereof, or permit any nuisance thereon. Lessee shall not make use of the Premises in any way which would make void or voidable any policy of fire or extended coverage insurance covering the Premises. Lessee shall maintain all interior windows, if any, in a neat and clean condition and Lessee shall not permit rubbish, refuse or garbage to accumulate or any fire or health hazard to exist upon or about the Premises. Lessee shall use the Premises only for the purpose stated in this Lease. Lessee agrees the abide by any rules or regulations promulgated by Lessor which shall not discriminate against Lessee.

      7. SIGNS. Lessee shall not place or suffer to be placed or maintained upon any exterior door, roof, wall or window of the Premises any sign, awning, canopy or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises and will not place or maintain any freestanding standard within or upon the Common Area of the Premises or immediately adjacent thereto, without first obtaining Lessor's expressed prior written consent. Lessor agrees to grant approval of any sign located within the Premises or entry to the Premises on glass or in conformity with the sign criteria attached hereto as
Exhibit 4. No exterior sign visible from the exterior of the Building shall be permitted. Lessee further agrees to maintain such sign, lettering or other thing as may be approved by Lessor in good condition and repair at all times and to remove the same at the end of the term of this Lease as and if requested by Lessor. Upon removal thereof, Lessee agrees to repair any damage to the Premises caused by such installation and/or removal.

      8. PARKING, COMMON AREAS AND BUILDING SECURITY. In addition to Premises, Lessee shall have the right to non-exclusive use, in common with Lessor, other Lessees, and the guests, employees and invitees of same of (a) automobile parking areas, driveways and footways, and (b) such loading facilities, freight elevators and other facilities as may be designated from time to time by Lessor, subject to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Lessor. The parking area shall be provided with adequate lighting and shall be maintained in good condition by Lessor; provided that Lessor shall have the right at any time and from time to time to change or modify the design and layout of the parking area(s).

            The Common Areas shall be subject to the exclusive control and management of Lessor and Lessor shall have the right to establish, modify and change and enforce from time to time rules and regulations with respect to the Common Areas so long as such rules are not discriminatory against Lessee; and Lessee agrees to abide by and conform with such rules and regulations.


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            Lessee agrees that it and its officers and employees will park their automobiles only in such areas as Lessor may from time to time designate. Lessee agrees that it will, within five (5) days after written request therefore by Lessor, furnish to Lessor the state automobile license numbers assigned to its cars and the cars of all of its employees. Lessee shall not park any truck or delivery vehicle in the parking areas, nor permit deliveries at any place other than as designated by Lessor.

            Neither the parking area nor any Common Area in the Building shall be used by Lessee, its successors and assigns, or any agent, employee, invitee, licensee, or customer of Lessee, for any advertising, political campaigning or other similar use, including without limitation, the dissemination of advertising or campaign leaflets or flyers.

            Lessor expressly reserves the right at any time during the term of this Lease to impose a charge for parking and/or a validation system for the parking of cars in the areas reserved for Bank parking. Lessor further reserves the right to charge for covered parking which may be available in the garage of the Building. Notwithstanding anything contained herein to the contrary, Lessee shall be granted the use of four (4) covered reserved parking spaces during the term of this Lease at no charge.

            In the event Lessor deems it necessary to prevent the acquisition of public rights in and to the Building, Lessor may from time to time temporarily close portions of the Common Areas, and may erect private boundary markers or take such steps as deemed appropriate for that purpose. Such action shall not constitute or be considered an eviction or disturbance of Lessee's quiet possession of the Premises.

      9. REPAIRS, MAINTENANCE, SURRENDER AND OPERATIONAL COSTS. Lessor shall not be called upon and shall have no obligation to make any repairs, improvements or alterations whatsoever to the Premises except as hereinafter specified. During the term of this Lease, Lessor shall maintain the exterior walls in good repair, and shall keep the roof the Building water tight, and Lessor shall provide maintenance, a tenant directory located on the first (1st) floor of the Building, trash removal and daily custodial services to the Common Areas within the Building and site as needed to keep the Building in a "clean and neat" condition. Lessor shall not be liable for or required to make any repairs, or perform any maintenance, to or upon the Premises which are required by, related to or which arise out of negligence, fault, misfeasance of and by Lessee, its employees, agents, invitees, licensees or customers, in which event Lessee shall be responsible thereof.

            Lessee agrees to pay Lessor Lessee's proportionate share of the Building operating costs and expenses (the "Operating Costs") including, but not limited to the following:


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            A.    Utilities which are not separately metered;
            B.    Trash removal;
            C.    Pest Control;
            D.    Casualty and general comprehensive insurance;
            E.    Landscaping and landscaping maintenance;
            F.    Water and sewer charges;
            G.    Elevator service and maintenance;
            H.    Common Area maintenance;
            I.    Janitorial service applicable to the Premises and Common
                  Areas;
            J. Electrical and telecommunication systems benefitting the Common Areas or for the Common benefit of the Building;
            K.    Real estate taxes and assessments;
            L.    Security Guard service;
            M. Any other reasonable cost whatsoever which Lessor may incur for maintenance or operation of the Building;
            N.    Management fee,

and such proportionate share shall be in the same ratio that the total square footage of the Premises bears to the total square footage of all gross leasable area within the Building. Notwithstanding anything contained herein to the contrary, Lessee's proportionate share of Operating Costs shall not exceed $5.25 per rentable square foot during the first year of the Lease. Thereafter, with the exception of Taxes, Insurance and Utilities, Lessee's prorata share of Operating Costs shall not aggregately increase yearly, as a percentage, more than five percent (5%) over the actual costs in the previous year.

            Lessor shall furnish to Lessee on or before January 1st of each year an annual budget itemizing all estimated Operating Costs for such year including a statement of Lessee's prorata share of such costs and expenses. Thereafter Lessee shall pay to Lessor with each monthly installment of Base Rent (as it may be adjusted) additional rent equal to one-twelfth (1/12) of Lessee's annual prorata share of the estimated Operating Costs based upon the budget for that year. Lessee's prorata share of the actual annual Operating Costs shall be adjusted upward or downward, on an annual basis within ninety (90) days following January 1st of each year, or as soon as practical thereafter, said adjustment, if any, to be paid by Lessee to Lessor, or credited by Lessor to Lessee, as the case may be, with the next payment of Base Rent due (as it may be adjusted).

            Except as provided above for Lessor to maintain, Lessee shall service, keep and maintain the interior of the Premises, including all exposed plumbing and fixtures and equipment on the interior of the Premises as well as the air conditioner, in good and substantial repair during the entire term of this Lease, but such agreement of Lessee shall not apply to any damage caused by fire or other casualty which is covered by standard fire and extended coverage insurance. Lessee agrees to make repairs promptly as they may be


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needed at its own expense, and at the end of the term or upon termination of this Lease, Lessee shall deliver the Premises in good condition and repair, reasonable wear and tear excepted, and in a broom-clean condition with all glass, keys, hardware, and all windows and doors intact except for damage to such glass by fire or other casualty beyond the control of Lessee. At all times during this Lease, Lessee shall have a maintenance contract for the care and repair of air conditioning equipment with a contractor approved by Lessor and Lessee shall provide Lessor with a current copy of aforesaid maintenance contract. Such contract will provide for preventive maintenance to be performed at least quarterly. Provided the Lessee keeps aforementioned air conditioning contract in effect, Lessee shall not be responsible for repairs to air conditioning units within the demised premises unless caused by negligence of Lessee. Lessee agrees to provide chair pads to be placed under all appropriate furniture and to steam clean the carpeting on an annual basis and upon move out or termination of the lease.

            Lessor shall not be liable for any loss or damage to Lessee's personal property in the Premises even though caused by the negligence of the Lessor, or its agents, employees or persons under Lessor's control or direction as and to the extent that such loss is covered by an insurance policy carried by and for the benefit of the Lessee, and the Lessee shall not be liable for any loss or damage to the Demised Premises or Building in which the same is located even though caused by the negligence of the Lessee, its agents, employees or persons under its control or direction as and to the extent that such loss is covered by insurance carried by or for the benefit of the Lessor; provided that the right of either party to collect under their insurance policies is not affected hereby.

      10. UTILITIES. Lessee shall pay all costs and expenses for electricity, heating and cooling, and any and all other utilities separately metered or as apportioned as provided in the above Article ("Repairs, Maintenance ...") herein, furnished to or used in connection with the Premises for any purpose whatsoever during the term of this Lease, promptly as each cost or expense shall become due and payable. Lessee shall be responsible, at its own expense, for the replacement of all electric light bulbs, tubes or ballasts serving the Premises.

      11. ALTERATION TO THE PREMISES AND REMOVAL OF EQUIPMENT. Lessee shall not make any alteration or addition to the Premises without first obtaining the expressed prior written consent of Lessor. Upon expiration and termination of this Lease, all installations, fixtures, improvements and alterations made or installed by Lessee, including electric lighting fixtures made by Lessee, and all repairs, improvements, replacements and alterations to the Premises made by Lessee, shall remain a part of the Premises as the property of Lessor, except for trade fixtures.

      12. LIENS. Lessee agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work


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done by Lessee to the Premises and further agrees to indemnify and hold harmless
Lessor from and against any and all such costs and liabilities incurred by Lessee, and against any and all mechanic's, materialmen's or laborer's liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises or the Building or site on which it is located.

            Notwithstanding anything to the contrary in this Lease, the interest of Lessor in the Premises shall not be subject to liens for improvements made by or for Lessee, whether or not the same shall be made or done in accordance with an agreement between Lessor and Lessee, and it is specifically understood and agreed that in no event shall Lessor or the interest of Lessor in the Premises be liable for or subjected to any mechanic's, materialmen's or laborer's liens for improvements or work made by or for Lessee; and this Lease specifically prohibits the subjecting of Lessor's interest in the Premises to any mechanic's, materialmen's or laborer's liens for improvements made by Lessee or for which Lessee is responsible for payment under the terms of this Agreement. All persons dealing with Lessee are hereby placed upon notice of this provision. In the event any notice or claim of lien shall be asserted of record against the interest of Lessor in the Premises or Building or the site on which it is located on account of or growing out of any improvement or work done by or for Lessee, or any person claiming by, through or under Lessee, or for improvements or work the cost of which is the responsibility of Lessee, Lessee agrees to have such notice of lien cancelled and discharged of record as a claim against the interest of Lessor in the Premises or the Building or the site on which it is located (either by payment or bond as permitted by Law) within ten (10) days after notice to Lessee by Lessor, and in the event Lessee shall fail to do so, Lessee shall be considered in default under this Lease.

      13. CASUALTY. In the event the Premises are rendered untenantable by fire or other casualty, Lessor shall have the option of terminating this Lease or rebuilding the Premises and in such event written notice of the election by Lessor shall be given to Lessee within 30 days (30) days after the occurrence of such casualty. In the event that Lessor elects to rebuild the Premises, the Premises shall be restored to its former condition prior to tenant improvement work whether or not such improvement work may have been performed by Lessor within two hundred seventy (270) days of the date of election of Lessor to rebuild Premises. In the event that Lessor elects to terminate this Lease, the rent shall be paid to and adjusted as of the date of such casualty, and the term of this Lease shall then expire and this Lease shall be of no further force or effect and Lessor shall be entitled to sole possession of the Premises.

      14. CONDUCT OF BUSINESS. Lessee agrees to open the Premises for business on the Commencement Date and thereafter, throughout the term of this Lease, continuously to use all of the Premises for the purpose or purposes stated in this Lease, diligently carrying on therein Lessee's business undertaking. Lessee shall keep all of the


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Premises opened and available for business activity during normal business hours except when prevented by strike, fire, casualty or other causes beyond Lessee's reasonable control.

      15. INSPECTION AND REPAIR. Lessor or its representatives shall have the right at any reasonable time, except in the case of emergency, to enter upon the Premises for the purpose of inspection or for the purpose of making or causing to be made any repairs or otherwise to protect its interest, but the right of Lessor to enter, repair or do anything else to protect its interest, or the exercise or failure to exercise said right shall in no way diminish Lessee's obligations or enlarge Lessor's obligations under this Lease, or affect any right of Lessor, or create any duty or liability by Lessor to Lessee or any third party. Lessor shall have the right to show the Premises to a prospective tenant at any time subsequent to the one hundred eightieth (180th) day before the expiration or termination of this Lease.

      16. INSURANCE. Lessor shall not be liable for injury caused to any person or property by reason of the failure of Lessee to perform any of its covenants or agreements hereunder, nor for such damages or injury caused by reason of any defect in the Premises now or in the future existing, or for any damages or injury caused by reason of any present or future defect in the plumbing, wiring or piping of the Premises or plumbing leaks or other consequences of such defects or system failure. Lessee agrees to indemnify and hold harmless Lessor from and against any and all loss, damage, claim, demand, liability or expense by reason of any damages or injury to persons (including loss of life) or property which may arise or be claimed to have arisen as a result of or in connection with the occupancy or use of the Premises by Lessee. Lessee shall, at its expense, provide and maintain in force during the entire term of this Lease, and any extension or renewal hereof, public liability insurance with limits of coverage not less than One Million and No/100 Dollars ($1,000,000.00) for any property damage or loss from any one (1) accident, and not less than One Million and No/100 Dollars ($1,000,000.00) for injury to any one (1) person from any one
(1) accident, applicable to the Premises. Each policy of insurance shall name as the insured thereunder Lessor and Lessee. Each such liability insurance policy shall be of the type commonly known as owner's, landlord's and tenant's insurance and shall be obtained from a company satisfactory to Lessor. The original of each such policy of insurance or certified duplicates thereof issued by the insurance or insuring organization shall be delivered by Lessee to Lessor on or before ten (10) days prior to occupancy of the Premises by Lessee, providing for thirty (30) days notice of cancellation to Lessor.

            Lessor shall maintain throughout the term of this Lease, casualty insurance and general comprehensive insurance for the Building and Common Areas. Lessee shall maintain at its sole cost and expense any and all insurance covering contents, trade fixtures and tenant improvement, work which may have been performed by Lessee.

      17. WAIVER. The failure of Lessor to insist, in any one or more instances, upon


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strict performance of any covenants or agreements of this Lease, or exercise any option of Lessor herein contained, shall not be construed as a waiver or relinquishment for the future enforcement of such covenant, agreement or option, but the same shall continue and remain in full force and effect. Receipt of rent by Lessor, with knowledge of the breach of any covenant, or agreement hereof, shall not be deemed a waiver of such breach, and no waiver by Lessor of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Lessor.

      18. CONDEMNATION. Lessor reserves unto itself, and Lessee assigns to Lessor, all right to damages accruing on account of any taking or condemnation of any part of the Premises, or by reasons of any act of any public or quasi-public authority for which damages are payable. Lessee agrees to execute such instruments of assignment as may be required by Lessor, to join with Lessor in any petition for the recovery of damages, if requested by Lessor, and to turn over to Lessor any such damages that may be recovered in any such proceeding. Lessor does not reserve to itself, and Lessee does not assign to Lessor, any damages payable for trade fixtures installed by Lessee at its cost and expense and which are not part of the realty.

      19. DEFAULT. In the event Lessee shall fail (a) to make any rental or other payment due hereunder within five (5) days after the same shall become due, or (b) abandons the Premises during the term hereof, or (c) breaches or fails to perform any of the agreements herein, and shall fail to cure such agreements within ten (10) days after written notice from Lessor, then Lessor, in any such event(s), shall have the option to:

            1.    Sue for rents as they may become due;

            2. Terminate this Lease, resume possession of the Premises for its own account and recover immediately from Lessee the difference between the rent for which provision is made in this Lease and fair rental value of the Premises for the remainder of the lease term, together with any other damage occasioned by or resulting from the abandonment or a breach or default other than a default in the payment of rent; or

            3. Resume possession and re-lease and re-rent the Premises for the remainder of the lease term for the account of Lessee and recover from Lessee, at the end of the lease term or at the time each payment of rent becomes due under this Lease, as the Lessor may elect, the difference between the rent for which provisions are made in this Lease and the rent received on the re-leasing or re-renting, together with all costs and expenses of Lessor in connection with such re- leasing or re-renting and the collection of rent and the cost of all repairs or renovations reasonably necessary in connection with the re-


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                  leasing or re-renting, and if this option is exercised, Lessor shall, in addition, be entitled to recover from Lessee immediately any other damages occasioned by or resulting from the abandonment or a breach or default other than a default in the payment of rent.

            4. Upon the happening of any one or more of the aforementioned defaults, Landlord may elect to declare the entire rent for the balance of the term of the Lease, or any part thereof, due and payable forthwith without regard to whether or not possession shall have been surrendered to or taken by Landlord, and to bring an action for the recovery thereof.

            The remedies for which provision is made in this Article shall not be exclusive and in addition thereto Lessor may pursue such other remedies as are provided by law in the event of any breach, default or abandonment by Lessee. In any event, and irrespective of any option exercised by Lessor, Lessee agrees to pay and the Lessor shall be entitled to recover all costs and expenses incurred by Lessor, including reasonable attorneys' fees and appellate attorney's fees, in connection with collection of rent or damages or enforcing other rights of Lessor in the event of a breach or default or abandonment by Lessee, irrespective of whether or not Lessor elects to terminate this Lease by reason of such a breach, default or abandonment. Lessee waives any right to trial by jury on any issue which may be litigated herein.

            Any and all sums due under this Lease from Lessee to Lessor and not paid on the due date shall bear interest from the due date at the maximum rate allowed by law until fully paid.

      20. SUBORDINATION. This Lease is subject and subordinate to any mortgages, deeds of trust, deeds to secure debt, ground rents and to all renewals, modifications, consolidations, replacements and extensions of any of the foregoing or of substitutions therefor or any other forms or methods of financing or refinancing which may now or hereafter affect the real property or leasehold estates of which the demised Premises form a part whether now in use or not and any instruments executed for said purposes or hereafter executed by the owners of the fee or leasehold, if Lessor is not the owner of the fee. Lessee agrees upon demand to execute, acknowledge and deliver to the owners of the fee or leasehold estate, without expense to them, any instruments that may be necessary or proper to confirm this subordination of this Lease and of all of the rights herein contained to the lien or liens created by any such instruments. If the Lessee shall fail at any time to execute and deliver any such subordination instruments upon request, the mortgagors in any such new mortgage or mortgages or the obligators in any form of refinancing as provided above, in addition to any other remedies available to them in consequences of said default may execute, acknowledge and deliver such subordination


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instruments as the attorney-in-fact of the Lessee and in the Lessee's name, place and stead; said Lessee hereby makes, constitutes and irrevocably appoints said mortgagors or obligators as attorney-in-fact for that purpose.

      21. PROOF OF LEASE. Lessee agrees that at any time and from time to time upon ten (10) days prior written request by Lessor, it will execute, acknowledge and deliver to the Lessor a statement in writing stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease as so modified is in full force and effect), and the dates to which the rent and other charges have been paid, it being intended that any such statements delivered pursuant to this Article may be relied upon by any prospective purchaser of or any prospective holder of a mortgage or a deed of trust upon or any interest in the fee or any leasehold or by the mortgagee, beneficiary or grantee of any security or interest, or any assignee of any thereof or under any mortgage, deed of trust or conveyance for security purposes now or hereafter done or made with respect to the fee of or any leasehold interest in the demised premises.

            It is hereby understood and agreed that if Lessee shall fail to furnish the statement required to be furnished, as hereinabove provided, within ten (10) days after request therefor by Lessor, then such failure on the part of the Lessee shall constitute an acknowledgement by Lessee that the Lease (as modified, if same has been modified) Is in full force and effect and that there have been no prepayments of rent by Lessee. Should Lessor so elect, it shall be deemed to be Lessee's attorney-in-fact for the purpose of executing any such statement if same has not been furnished by Lessee within said ten (10) day period.

      22. DEPOSIT AND ADVANCES. Any funds paid by Lessee to Lessor as a deposit or advance pursuant to the terms of this Lease, or any exhibit, addendum or modification hereto, may be commingled with other funds of Lessor and need not be placed in trust, deposited in escrow or otherwise held in a segregated account. In addition, if any sum or sums of money shall become payable by Lessee to Lessor pursuant to the terms of this Lease, or any exhibit, addendum or modification hereto, or by any law, ordinance or regulation affecting this Lease, Lessor shall have the right to apply any deposits or advances theretofore made by Lessee against such sums due by Lessee to Lessor. Deposits shall not accrue interest.

      23. SECURITY DEPOSIT. Lessee has deposited with Lessor and Lessor hereby acknowledges receipt of the sum of $ 2.112.16 which shall be held by Lessor as security for the faithful performance by Lessee of all the terms of this Lease by Lessee to be observed and performed. Said deposit shall not be mortgaged, assigned, transferred or encumbered by Lessee without the express prior written consent of Lessor and any such act on the part of Lessee shall be without force and effect and shall not be binding upon Lessor. Said


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

security deposit shall not accrue interest. If any of the rents herein reserved or any other sum payable by Lessee to Lessor hereunder shall be overdue or unpaid, or should Lessor make payments on behalf of Lessee, or if Lessee shall fail to perform any of the terms of this Lease, the Lessor, at its option and without prejudice to any other remedy which Lessor may have on account thereof, may appropriate and apply said entire deposit, or so much thereof as may be necessary to compensate Lessor, toward the payment of any rent or additional sum due hereunder or to any loss or damage sustained by Lessor due to such breach on the part of Lessee; and Lessee shall forthwith upon demand restore said security deposit to the original sum deposited. Should Lessee comply with all of the terms and promptly pay all of the rentals and all other sums payable by Lessee to Lessor as they become due, said deposit shall be returned in full to Lessee at the end of the lease term. In the event of bankruptcy or other creditor debt proceedings against Lessee, the security deposit shall be deemed to be first applied to the payment of rent and other charges due Lessor for all periods prior to the filing of such proceedings.

      24. PREPAID RENTS. Lessee has deposited with Lessor and Lessor acknowledges receipt of the sum of $N/A which shall be held by Lessor, without accrual of interest, as prepaid rent on account of N/A of this Lease. If any of the rents herein reserved or any other sum payable from Lessee to Lessor hereunder shall be overdue or unpaid, or should Lessor make payments on behalf of Lessee, or if Lessee shall fail to perform any of the terms of this Lease, then Lessor, at its option and without prejudice to any other remedy which Lessor may have on account thereof, may appropriate and apply said entire amount, or so much thereof as may be necessary to compensate Lessor, toward the payment of any rent or additional sum due hereunder or to any loss or damage sustained by Lessor due to such breach on the part of Lessee; and Lessee shall forthwith upon demand restore said rents to the original sum deposited.

      25. NOTICES. All notices required or contemplated by this Lease shall be in writing and shall be delivered in person or by United States Certified Mail, Return Receipt Requested, addressed to the party to whom such notice is directed at the addresses set forth in the first paragraph of this Lease. By giving at least two (2) days prior written notice to the other party, either party may change its address for notices hereunder.

      26. BUILDING HOURS. The Building shall be open for regular business from 7:00 A.M. to 8:00 P.M., Monday through Friday, and from 10:00 A.M. to 2:00 P.M. on Saturdays. Individual Lessee access shall be accommodated by the Building security system at all other times. Individually metered electrical controls and air conditioning will provide Lessee with utilization when the Building is not open for regular business as specified elsewhere in this Lease.

      27. BROKERAGE. Lessee acknowledges that it has not dealt, consulted or negotiated with any real estate broker, sales person or agent other than Arvida Realty Sales,

Inc. and Lessee hereby agrees to indemnify and hold harmless Lessor from and against any and all loss and liability resulting from or arising out of any claim that Lessee has dealt or negotiated with any real estate broker, sales person or agent other than said Arvida Realty Sales, Inc. in connection with the transaction which is the subject of this Lease.

      28. ENERGY CRITERIA. Lessee acknowledges that the Building is constructed as an energy efficient structure; therefore, all tenant improvements must meet minimum standards of ASHRA-0975, effective as of the date of this Lease, as adopted by Palm Beach County, Florida, and as may from time to time be amended. All energy consumption must meet the following criteria:

            A. Lighting fixtures, including ballast losses, at two hundred sixty five (265) volts may not exceed three (3) watts per square foot; and

            B. Total demand watts at one hundred twenty (120) volts, including receptacles, incandescent and other lighting and other equipment shall not exceed one (1) watt per square foot (office building requirement per National Electrical Code).

      29. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon gas that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

      30. ENTIRE AGREEMENT. Lessee agrees that Lessor has not made any statement, promise, or agreement or taken upon itself any engagement whatsoever, verbally or in writing, in conflict with the terms of this Lease, or in which any way modifies, varies, alters, enlarges or invalidates any of its provisions. This Lease sets forth the entire understanding between Lessor and Lessee, and shall not be changed, modified or amended except by an instrument in writing signed by the party against whom the enforcement of any such change, modification or amendment is sought. The covenants and agreements herein contained shall bind, and the benefit and advantages hereof shall inure to the respective heirs, legal representatives, successors and assigns of Lessor and Lessee, Whenever used, the singular number shall include the plural and the plural shall include the singular and the use of any gender shall include all genders. The headings set forth in this Lease are for ease of reference only shall not be interpreted to modify or limit the provisions hereof. This Lease shall be construed in accordance with the laws of the State of Florida.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed as required by law on this 28 day of October, 1991.

Witnesses:                             MASS MUTUAL LIFE INSURANCE CO.


___________________________            By:______________________________________

___________________________            Date:____________________________________


                                       EXPRESS FINANCIAL CORPORATION

___________________________            By:______________________________________

___________________________            Date:____________________________________


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